SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
SYNAVANT Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter to Customers Regarding Pharbase

Dear [client name],

Following the announcement of our intention to sell SYNAVANT's Interactive Marketing Division to Groupe CEGEDIM, we have received questions, perhaps at the suggestion of our competitors, regarding whether CEGEDIM will maintain PharbaseSM going forward.

I would like to emphasize that, in addition to CEGEDIM's agreement to purchase SYNAVANT's PharbaseSM database as part of the transaction, we have both signed a long-term marketing and co-operation agreement whereby our current and future customers will continue to have access to PharbaseSM.

The initial term of this agreement is ten years. It is clearly in the future mutual best interests of SYNAVANT and CEGEDIM to enter into this agreement. Due to the symbiotic relationship of technology and data, SYNAVANT will continue to facilitate the enrichment of PharbaseSM data through our customers' CRM and sales force automation systems.

If you have any further question, please do not hesitate to contact [name and contact information].

Yours sincerely

Ken Tyson

Senior Vice President, International

In connection with its upcoming special meeting of stockholders, the Company intends to file a preliminary proxy statement with the Securities and Exchange Commission. SYNAVANT STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT (AND THE DEFINITIVE PROXY STATEMENT WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the preliminary proxy statement and other material (when available) and any other documents that may be filed by SYNAVANT with the Securities and Exchange Commission in connection with the special meeting at the Securities and Exchange Commission's website at www.sec.gov. Stockholders of SYNAVANT may also obtain free copies of the proxy statement (when available) and other documents filed by SYNAVANT in connection with the special meeting by directing a request to: SYNAVANT Inc. at 3445 Peachtree Road, NE, Suite 1400, Atlanta, Georgia 30326, Attention: Vincent J. Napoleon, Corporate Secretary. SYNAVANT and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SYNAVANT stockholders in favor of the proposals to be presented by SYNAVANT at the special meeting. These directors and executive officers include the following: Wayne P. Yetter, Peter H Fuchs, Robert J. Kamerschen, H. Eugene Lockhart, Mary A. Madden, Barry L. Williams, Clifford A. Farren, Jr., Vincent J. Napoleon, Kenneth Tyson and Timothy E. Waller. Collectively, as of March 17, 2003, the directors and executive officers of SYNAVANT may be deemed to beneficially own approximately 8.34% of the outstanding shares of SYNAVANT's common stock.